Exhibit 10.32

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, amended and restated, supplemented or otherwise modified from time to time, the “IP Security Agreement”) dated October 15, 2009, is made by AVAX TECHNOLOGIES, INC., a corporation organized under the laws of the State of Delaware (the “Borrower”) and AVAX INTERNATIONAL IP HOLDINGS, INC., a corporation organized under the laws of the State of Delaware (the “IP Sub” and together with the Borrower, “AVAX”) in favor of FIREBIRD GLOBAL MASTER FUND, LTD., a Cayman Islands exempted company (the “Lender”).

WHEREAS, the Borrower has entered into a Convertible Note and Warrant Purchase Agreement, dated as of October 15, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), together with the Lender, and has issued thereunder a Convertible Secured Promissory Note, dated October 15, 2009 (the “Note”), to the Lender.

WHEREAS, under the terms of the Purchase Agreement and the Note, the Borrower and the IP Sub have each granted to the Lender a security interest in, among other property, certain intellectual property of the Borrower and the IP Sub, and have agreed as a condition thereof to execute this IP Security Agreement for recording with the U.S. Patent and Trademark Office, the United States Copyright Office and other governmental authorities.

WHEREAS, IP Sub will derive substantial benefit and advantage from the loans and other financial accommodations to Borrower as set forth in the Purchase Agreement, and it will be to IP Sub’s direct interest and economic benefit to assist Borrower in procuring said loans and other financial accommodations from the Lender.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Borrower and the IP Sub agrees as follows:

SECTION 1.      Grant of Security. As security for the prompt and complete payment and performance in full of all obligations under the Purchase Agreement and the Note, Borrower and IP Sub hereby pledges and hereby grants to Lender, a first priority security interest (the “Security Interest”) in, and a lien on, all of the Intellectual Property Assets now owned or hereafter acquired by Borrower or IP Sub or in which the Borrower or IP Sub now has or hereafter may acquire any right, title or interest, excluding any Intellectual Property Assets to the extent that such Intellectual Property Assets are pledged, as of the date hereof, to Cancer Treatment Centers of America, Inc. to secure certain obligations of the Borrower thereto (the “Collateral”). “Intellectual Property Assets” shall mean all right, title and interest of Borrower or IP Sub in or to all or any Intellectual Property, which is defined as:

(i)     each and all of the patents and patent applications, owned by, issued or granted to, filed by or hereafter issued or granted to filed by or acquired by Borrower or IP Sub, whether or not on a joint basis with any other person or entity, including without limitation those patents and patent applications listed in Schedule 1 attached hereto (collectively, the “Patents”);

(ii)    each and all of the trademarks, service marks, trademark applications, and service mark applications, owned by, issued or granted to, filed by or hereafter issued or granted to filed by or acquired by Borrower or IP Sub, whether or not on a joint basis with any other person or entity, including without limitation those trademark and service mark registrations and applications set forth in Schedule 2 attached hereto (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together with the goodwill symbolized thereby (the “Trademarks”);

(iii)   each and all of the copyrights, copyright applications and exclusive copyright licenses, owned by, issued or granted to, filed by or hereafter issued or granted to filed by or acquired by Borrower or IP Sub, whether or not on a joint basis with any other person or entity, including without limitation those copyright registrations and applications and exclusive copyright licenses set forth in Schedule 3 attached hereto (the “Copyrights”);

(iv)   all rights to sue for past, present and future infringements of any and all of the Patents, Trademarks and Copyrights;

(v)    all proceeds, including without limitation license royalties and proceeds of infringement suits, based on or relating to any or all of the Patents, Trademarks and Copyrights;

(vi)   all licenses and other agreements under which Borrower or IP Sub is licensor, and all fees, rents, royalties, proceeds or monies thereunder, based on or relating to any or all of the Patents, Trademarks and Copyrights, and the use thereof;

(vii)  all rights granted to Borrower or IP Sub under a license or other agreement pertaining to any and all patent, trademark or copyright rights of any third party;

(viii) all formulae, processes, compounds, methods, know-how, and trade secrets relating to the manufacture of Borrower’s or IP Sub’s products under, utilizing, or in connection with, any or all of the Patents, Trademarks and Copyrights; and

(ix)   all products and proceeds of the foregoing, in any form, including without limitation insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing.

SECTION 2.       Security for Obligations. The grant of a security interest in, the Collateral by the Borrower or the IP Sub under this IP Security Agreement secures the payment or performance, as the case may be, of all obligations of the Borrower now or hereafter existing under or in respect of the Purchase Agreement and the Note, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise (together, the “Obligations”).

SECTION 3.       Recordation. The Borrower and the IP Sub each hereby authorizes and requests that the Register of Copyrights, the Commissioner for Patents and the Commissioner for Trademarks and any other applicable government officer record this IP Security Agreement.

SECTION 4.        Representations and Warranties. The Borrower and the IP Sub jointly and severally represent and warrant, as of the date hereof, to the Lender that:

(a)              The Borrower or the IP Sub has good and valid rights in and title to the Collateral with respect to which they have purported to grant a security interest hereunder and has full power and authority to grant to the Lender the security interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this IP Security Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect.

(b)              The security interest constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (ii) a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the in the United States of America, its territories or possessions, any constituent State of the United States of America or the District of Columbia pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this IP Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable. The security interest is and shall be prior to any other lien on any of the Collateral.

(c)              The Collateral is owned by the Borrower or the IP Sub free and clear of any lien or other security interest. The Borrower and the IP Sub have not filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (ii) any assignment in which the Borrower or the IP Sub assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office, (iii) any notice under the Assignment of Claims Act or (iv) any assignment in which the Borrower or the IP Sub assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect.

SECTION 5.       Covenants. The Borrower and the IP Sub hereby jointly and severally covenant that each of them will:

(a)               Notify the Lender promptly in writing of any change (i) in the Borrower’s or the IP Sub’s legal name, as reflected in its organizational documents, (ii) in the jurisdiction of organization or formation of the Borrower or the IP Sub, (iii) if it is not a registered organization (as defined in the Uniform Commercial Code in effect from time to time in Delaware), in the location of its chief executive office or its principal place of business, (iv) in the Borrower’s or the IP Sub’s organizational form or (v) in the Borrower’s or the IP Sub’s Federal Taxpayer Identification Number or organizational identification number assigned by the jurisdiction of organization. The Borrower and the IP Sub agree to promptly provide the Lender with certified organizational documents reflecting any of the changes described in the first sentence of this paragraph. The Borrower and the IP Sub agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Lender to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower and the IP Sub also agrees promptly to notify the Lender in writing if any material portion of the Collateral is damaged or destroyed.

(b)              Maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which the Borrower is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Lender may request, promptly to prepare and deliver to the Lender a duly certified schedule or schedules in form and detail satisfactory to the Lender showing the identity, amount and location of any and all Collateral.

(c)               At its own expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the security interest and the priority thereof against any lien.

(d)              At its own expense, promptly execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Lender may from time to time request to better assure, obtain, preserve, protect and perfect the security interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this IP Security Agreement, the granting of the security interest and the filing of any financing or continuation statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable to the Lender under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Lender, duly endorsed in a manner satisfactory to the Lender.

(e)               Remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and the Borrower and the IP Sub each agree to indemnify and hold harmless the Lender from and against any and all liability for such performance.

(f)                Not make or permit to be made an assignment, pledge or hypothecation of the Collateral or grant any other lien in respect of the Collateral or permit any notice to be filed under the Assignment of Claims Act. The Borrower and the IP Sub shall not make or permit to be made any transfer of the Collateral and the Borrower and the IP Sub shall remain at all times in possession or otherwise in control of the Collateral owned by it.

(g)              Not, and will not permit any of its licensees to, do any act, or omit to do any act, whereby any Patent may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

(h)              For each Trademark, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

(i)                For each work covered by a Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

(j)               Notify the Lender promptly if it knows or has reason to know that any Patent, Trademark or Copyright may become abandoned, lost or dedicated to the public, or of any material and adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding the Borrower’s or the IP Sub’s ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(k)               Not, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly notifies the Lender, and, upon request of the Lender, executes and delivers any and all agreements, instruments, documents and papers as the Lender may request to evidence the security interest in such Patent, Trademark or Copyright, and the Borrower and the IP Sub hereby each appoint the Lender as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

(l)               Take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties; provided, however, that the Borrower may modify or cancel any such material application relating to each issued Patent and each registration of the Trademarks and Copyrights with the prior written consent of the Lender that shall be given or withheld in the Lender’s sole discretion.

(m)             Promptly notify the Lender if the Borrower or the IP Sub knows or has reason to believe that any Collateral consisting of a Patent, Trademark or Copyright has been or is about to be infringed, misappropriated or diluted by a third person, and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

SECTION 6.      Execution in Counterparts. This IP Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 7.       Grants, Rights and Remedies. This IP Security Agreement has been entered into in conjunction with the provisions of the Purchase Agreement and the Note. The Borrower and the IP Sub do hereby acknowledge and confirm that the grant of the security interest hereunder to, and the rights and remedies of, the Lender with respect to the Collateral are more fully set forth in the Purchase Agreement and the Note, the terms and provisions of which are incorporated herein by reference as if fully set forth herein and, in the event of any conflict between this IP Security Agreement and the Purchase Agreement or the Note, the Purchase Agreement or the Note, as applicable, shall control.

SECTION 8.        Governing Law. This IP Security Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Borrower has caused this IP Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

AVAX TECHNOLOGIES, INC.

By:	/s/ John Prendergast
Name: JOHN PRENDERGAST
Title: CHAIRMAN & CEO

Address for Notices:
2000 Hamilton Street
Suite 204
Philadelphia, PA 19130
Attn: John Prendergast

AVAX INTERNATIONAL IP HOLDINGS, INC.

By:	/s/ John Prendergast
Name: JOHN PRENDERGAST
Title: CHAIRMAN & CEO

Address for Notices:
2000 Hamilton Street
Suite 204
Philadelphia, PA 19130
Attn: John Prendergast

FIREBIRD GLOBAL MASTER FUND, LTD.

By:	/s/ James Passin
Name: James Passin
Title: Director

Address for Notices:

Firebird Global Master Fund, Ltd.
c/o Trident Trust Company (Cayman) Limited
One Capital Place, P.O. Box 847
George Town, Grand Cayman KY1-1103
Cayman Islands

with a copy to:

FGS Advisors, LLC
152 West 57th Street, 24th Floor
New York, NY 10019
Attention: James Passin
Facsimile: (212) 698-9266

SCHEDULE 1

Patents

	Patent		Patent
Grantor	Titles	Country	No.	Applic. No.	Filing Date	Issue Date
AVAX	Method for	USA		11/ 331,468;	January 13,
TECHNOL	producing a			published as US	2006
OGIES,	vaccine for			2006/0240047
INC.	the treatment of cancer

SCHEDULE 2

Domain Names and Trademarks

Trademark Chart - US and International Trademarks
Avax Technologies, Inc.

Country	MARK	APP./REG. No.	REGISTRATION DATE OR FILING DATE	ACTION	DEADLINE	CLASS/GOODS	comments
Argentina	N-VAX	Reg. No. 1860227	2~January-2002	First Renewal	2-January-2012	CLASS 5: Pharmaceutical and medicinal preparation for human use only; vaccines for cancer of the kidney in humans

Argentina	M-VAX	Reg. No. 1830547	22-May-2001	First Renewal	22-May-2011	CLASS 5: Melanoma cancer vaccines for human use

Argentina	P-VAX	Reg, No. 1860228	l-February-2002	First Renewal	1-February-2012	CLASS 5: Pharmaceutical and medicinal preparations; prostate cancer vaccine

Argentina	O-VAX	Reg. No. 1860230	l-February-2002	First Renewal	1-February- 2012	CLASS 5: Vaccine for ovarian cancer

Australia	AC-VAX	Reg. No. 827820	17-April-2001	First Renewal	16-March-2010	CLASS 5; Pharmaceutical products and vaccine for the treatment of cancer

Austraiia	L-VAX	Reg. No. 855551	22-August-2001	First Renewal	1-November-2010	CLASS 5: Pharmaceutical products and vaccine for the treatment of leukemia

Australia	M-VAX	Reg. No. 790208	10-November-2000	First Renewal	6-April-2009	CLASS 5; Pharmaceutical products and vaccine for the treatment of cancer	Expired

Australia	M-VAX	Reg. No. 790180	10-November-2000	First Renewal	6-April-2009	CLASS 5: Pharmaceutical products and vaccine for the treatment of cancer	Expired

Chile	L-VAX	Reg. No. 631690	3-June-2002	First Renewal	3-June-2012	CLASS 5: Pharmaceutical products and vaccine for the treatment of leukemia

China	L-VAX	Reg. No. 1680429	14-December-2001	First Renewal	13-December-2011	CLASS 5: Pharmaceutical products and vaccine for the treatment of leukemia

China	AVAX & Design	Reg. No. 1560533	28-April-2001	First Renewal	27-April-2011	CLASS 5: Pharmaceutical products for the treatment of cancer, vaccine for the treatment of cancer

China	N-VAX	Req. No. 2019490	28-January-2004	First Renewal	27-January-	CLASS 5: Pharmaceutical and

COUNTRY	MARK	APP./REG. No.	REGISTRATION DATE OR FILING DATE	ACTION	DEADLINE	CLASS/GOODS	COMMENTS
					2014	medicinal preparations; kidney cancer vaccine for humans

China	O-VAX	Reg. No. 2018825	28-January-2004	First Renewal	27-January-2014	CLASS 5: Pharmaceutical and medicinal preparations; vaccine for ovarian cancer

China	P-VAX	Reg. No. 2019494	27-January-2Q04	First Renewal	27-January-2014	CLASS 5: Pharmaceutical and medicinal preparations; prostate cancer vaccine

European Community	AC VACCINE	Reg. No. 01304021	12-April-2002	First Renewal	09-September-2009	CLASS 5: Vaccine for the treatment of cancer	Renewal Possible

European Community	N-VAX	Reg. No. 01304039	19-January-2001	First Renewal	9-September-2009	CLASS 5: Pharmaceutical and medicinal preparations; kidney cancer vaccine for humans	Renewal Possible

European Community	M-VAX	Reg. No. 01304062	19-January-2001	First Renewal	9-September-2009	CLASS 5: Pharmaceutical and medicinal preparations; melanoma cancer vaccine for humans	Renewal Possible

European Community	P-VAX	Reg. No. 01304013	19-January-2001	First Renewal	9-September-2009	CLASS 5: Pharmaceutical and medicinal preparations; prostate cancer vaccine	Renewal Possible

South Africa	Opposition to AVAX & Design	App. No. 200221365	27-October-2000 (Filing Date) 26-May-2004 (Publication, Date)			CLASS 5	This matter is being handled directly by Avax with local counsel

Japan	M-VAX	Reg. No. 4658803	4-April-2003	First Renewal	4-April-2013	CLASS 5: Melanoma cancer vaccine for human; other pharmaceutical and medicinal preparations

Switzerland	M-VAX	Reg. No. 541648	24-April-2006	First Renewal	2-December-2015	CLASS 5

US	AVAX & Design	Reg. No. 2,510,757	20-November-2001	First Renewal	20 November-2011	CLASS 5: pharmaceutical preparations and vaccine for the treatment of cancer

2

COUNTRY	MARK	APP./REG. No.	REGISTRATION DATE OR FILING DATE	ACTION	DEADLINE	CLASS/GOODS	COMMENTS

US	MVAX	Reg. No. 2,929,049	l-May-2005	Declaration of Use/Affidavit of Incontestability	l-March-2010 (Opening Date) 1 March - 2015 (Next Renewal)	CLASS 5: melanoma cancer vaccine for humans

US	THE POWER OF INDIVIDUALIZED THERAPY	Reg. No. 2,478,644	14-August-2001	First Renewal	14-August- 2011	CLASS 42: Pharmaceutical research and cancer research services.

3

SCHEDULE 3

Copyrights

NONE